UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

SRM ENTERTAINMENT, INC.

(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

SRM ENTERTAINMENT, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF SRM ENTERTAINMENT, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of SRM Entertainment, Inc., a Nevada corporation (“we,” “us,” and “our” each refers to “SRM Entertainment” or the “Company”), that a Majority Written Consent in Lieu of a Special Meeting of Stockholders (the “Written Consent”) has been executed and the actions approved in such Written Consent will be effective or taken, as the case may be, more than 20 calendar days from the date of mailing this Information Statement to you.

Our Board of Directors approved on June 15, 2025, and recommended the approval by our stockholders of (i) the possible change in control of the Company (as defined by the Nasdaq Stock Market LLC’s Listing Rules) via the issuance to an institutional investor (the “Investor”), at a price below the Minimum Price (as defined by the Nasdaq Stock Market LLC’s Listing Rules), of more than 20% of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) outstanding with the Investor being the largest shareholder while holding over 20% of the shares of Common Stock (the “Change of Control and 20% Issuance”) in accordance with The Nasdaq Stock Market LLC’s Listing Rule 5635(b) and (d) ( “Nasdaq Rule 5635”), in connection with the $100,000,000 private investment in public equity (the “PIPE Offering”) entered into between the Company and the Investor pursuant to which the Company issued 100,000 shares of its Series B Convertible Preferred Stock par value $0.0001 per share (the “Series B Preferred Stock”), convertible into 200,000,000 shares of Common Stock, and warrants (the “PIPE Warrants”) to acquire up to 220,000,000 shares of Common Stock, to the Investor; and (ii) an amendment to our Articles of Incorporation to increase the total number of authorized shares of common stock from 100,000,000 to 1,000,000,000 (the “Charter Amendment”).

Certain of our stockholders, holding a majority of our voting power on June 15, 2025, approved the Change of Control and 20% Issuance and the Charter Amendment by the Written Consent.

The required consent of at least a majority of the votes allocated to our voting shares was given for each of the actions listed above.

The Board of Directors believes it would not be in the best interests of our Company and our stockholders to incur the costs of holding a special meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board of Directors has determined not to call a special meeting of stockholders to authorize these actions.

June 15, 2025 was the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement, which is expected to be first mailed on or about July 18, 2025. Stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized herein.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC may contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. These statements include statements other than historical information or statements of current condition and may relate to our future plans and objectives and results, among other things, as well as statements about the filing and effectiveness of the Restated Certificate. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Important factors that could cause actual results to differ from those in the forward-looking statements include, among others, those discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K, any risks listed in this Information Statement, as well as any cautionary language in this Information Statement. There may be other risks that we have not described that may adversely affect our business and financial condition. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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INFORMATION STATEMENT

SRM ENTERTAINMENT, INC.

941 W. Morse Blvd, Suite 100, Winter Park, FL 32789

This Information Statement is being furnished on or about July 18, 2025, by the Board of Directors (the “Board”) of SRM Entertainment to the holders of record of our outstanding common stock, par value $0.0001 per share, (“Common Stock”) and our outstanding shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), as of the close of business on the Record Date, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On June 15, 2025, the Board deemed it in our best interests to approve: (i) the possible change in control of the Company (as defined by the Nasdaq Stock Market LLC’s Listing Rules) via the issuance to the Investor, at a price below the Minimum Price (as defined by the Nasdaq Stock Market LLC’s Listing Rules), of more than 20% of the shares of Common Stock outstanding with the Investor being the largest shareholder while holding over 20% of the shares of Common Stock in accordance with Nasdaq Rule 5635, in connection with the $100,000,000 PIPE Offering entered into between the Company and the Investor pursuant to which the Company issued 100,000 shares of its Series B Preferred Stock, convertible into 200,000,000 shares of Common Stock, and PIPE Warrants to acquire up to 220,000,000 shares of Common Stock, to the Investor; and (ii) the Charter Amendment to our Articles of Incorporation, increasing the total number of authorized shares of Common Stock from 100,000,000 to 1,000,000,000.

We are also providing notice to our stockholders that certain of our stockholders took action on June 15, 2025, and as described below by the Written Consent. The purpose of this Information Statement is to inform holders of the shares of Common Stock and shares of Series A Preferred Stock that the Board considers the following actions to be in the best interests of us and our stockholders and that a majority of the votes outstanding has approved the following actions by the Written Consent with the actions approved in such Written Consent to be effective or taken, as the case may be, more than 20 calendar days from the date of mailing this Information Statement to you.

As of the Record Date, there were 17,833,610 shares of Common Stock outstanding, with one vote per share and there were 5,000 shares of Series A Preferred Stock outstanding convertible into 8,928,571 shares of Common Stock and such 5,000 Series A Preferred Stock shares were entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock were convertible and voting together with the holders of shares of Common Stock as a single class for a total number of votes outstanding of 26,762,181 votes.

Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of votes outstanding may be substituted for a special meeting of the stockholders. Based on the foregoing and in order to eliminate the costs involved in holding a special meeting, the Board has determined not to call a special meeting of stockholders.

We will only deliver one copy of this Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: 941 W. Morse Blvd, Suite 100, Winter Park FL 32789.

ACTION BY WRITTEN CONSENT OF THE CONSENTING STOCKHOLDERS

Pursuant to our Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the vote shares outstanding is required to effect the action described herein.

As of the Record Date, there were 17,833,610 shares of Common Stock outstanding, with one vote per share and there were 5,000 shares of Series A Preferred Stock outstanding convertible into 8,928,571 shares of Common Stock and such 5,000 Series A Preferred Stock shares were entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock were convertible and voting together with the holders of shares of Common Stock as a single class for a total number of votes outstanding of 26,762,181 votes with 13,381,091 votes required to pass any stockholder resolutions.

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The consenting stockholders, (the “Consenting Stockholders”), were the collective record owners of a total of 16,071,774 voting shares as of the Record Date, which represented approximately 60.05% of the votes outstanding as of the Record Date. Pursuant to the Nevada Revised Statutes, the Consenting Stockholders voted in favor of the actions described herein by the Written Consent. There are no cumulative voting rights. No consideration was paid for the consent.

The Consenting Stockholders included the following executive officers and / or members of the Board: Richard Miller (Chief Executive Officer and member of the Board and holder of 600,000 shares of Common Stock as of the Record Date); Douglas O. McKinnon (Chief Financial Officer and, on the Record Date, a member of the Board, and holder of 236,388 shares of Common Stock as of the Record Date), and Taft Flittner (President and a holder of 300,000 shares of Common Stock as of the Record Date). In addition, Safety Shot, Inc., an owner, as of the Record Date, of approximately 13.2% of the shares of Common Stock outstanding (2,347,142 shares), American Ventures LLC Series III SRM, the sole holder, as of the Record Date, of the Series A Preferred Stock shares outstanding (equal to 8,928,571 votes), and Jordan Schur, an owner, as of the Record Date, of approximately 9.8% of the shares of Common Stock outstanding (1,750,000 shares) were also Consenting Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of Common Stock and Series A Preferred Stock and the voting power owned of record and beneficially by (i) each of our named executive officers and directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all directors and officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be outstanding and to be beneficially owned by the person listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if that person has the right to acquire beneficial ownership of such shares within 60 calendar days of the date of this Information Statement.

Unless otherwise indicated below, we believe that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and dispose of the shares listed opposite the stockholder’s name. Unless otherwise indicated below, the address of each beneficial owner is c/o SRM Entertainment Inc., 941 W. Morse Blvd, Suite 100, Winter Park FL 32789.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percentage of Common Stock Outstanding(1)	Voting With Preferred(2)	Percentage of Voting Shares (2)
5% Holders
American Ventures LLC Series III SRM	-	(3)	-	8,928,571	33.36%
Safety Shot, Inc.	2,347,142		13.16%	2,347,142	8.77%
Jordan Schur	1,750,000		9.81%	1,750,000	6.54%

Executive Officers and Directors
Richard A. Miller, Chief Executive Officer and Director	975,000	(4)	5.35%	600,000	2.24%
Douglas O. McKinnon, Chief Financial Officer and Director(5)	511,388	(6)	2.82%	236,388	*
Taft Flittner, President	450,000	(7)	2.50%	300,000	1.12%
Deborah McDaniel-Hand, Vice President of Production, Development and Operations	300,000	(8)	1.67%	200,000	*
Gary Herman, Director(9)	145,000	(10)	-	-	-
Hans Haywood, Director(9)	145,000	(10)	-	-	-
Christopher Melton, Director	145,000	(10)	-	-	-

Executive Officers and Directors as a Group (7 Persons)	2,671,388		13.94%	1,336,388	4.99%

* Less than 1.00%

(1)	Percentage is based upon 17,833,610 shares of Common Stock outstanding and, as to each individual listed, adjusted as needed for derivative securities held by such stockholders. Figures are rounded to the nearest hundredth of a percent.

(2)	Percentage is based upon 26,762,181 voting shares inclusive of the 8,928,572 as-converted votes of the the 5,000 Series A Preferred Stock shares outstanding. Does not include derivative securities held by stockholders since such securities do not have voting rights. Figures are rounded to the nearest hundredth of a percent.

(3)	The warrants to purchase 8,928,571 shares of Common Stock and the 5,000 Series A Preferred Stock shares convertible into 8,928,572 shares of Common Stock are not included in the beneficial ownership column due to the prohibition on American Ventures LLC Series III SRM exercising or converting such securities if, following such exercise, American Ventures would own more than 4.99% of the Company’s issued and outstanding shares of Common Stock.

(4)	Includes 375,000 vested options held as of the Record Date.

(5)	Resigned as a member of the Board on June 16, 2025. Mr. McKinnon remains the Company’s Chief Financial Officer.

(6)	Includes 275,000 vested options held as of the Record Date.

(7)	Includes 150,000 vested options held as of the Record Date.

(8)	Includes 100,000 vested options held as of the Record Date.

(9)	Resigned as a member of the Board on June 16, 2025.

(10)	Includes 145,000 vested options held as of the Record Date.

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APPROVAL OF THE CHANGE OF CONTROL AND 20% ISSUANCE IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

Description of the PIPE Offering

On June 16, 2025, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Investor for a private investment in public equity of 100,000 shares of its Series B Preferred Stock convertible into 200,000,000 shares of common stock, at a conversion price of $0.50 per share of Common Stock, and PIPE warrants to acquire up to 220,000,000 shares of Common Stock. The PIPE Warrants issued in the PIPE Offering are exercisable immediately upon issuance at an exercise price of $0.50 per share and will expire two years from the date of issuance. The 100,000 shares of Series B Preferred Stock are referred to herein as the “Preferred Stock Shares.”

The issuance of the Preferred Stock Shares and the PIPE Warrants occurred on June 16, 2025.

On June 28, 2025, the Investor paid the $100 million purchase price for the Series B Preferred Stock and Warrants in the form of 365,096,845 TRON tokens (the “Consideration Tokens”), based on the closing price of TRON tokens on June 15, 2025. The Consideration Tokens are held in the custodian wallet account designated and controlled by the Board.

The Company entered into an Advisory Agreement with Justin Sun along with the issuance of the Preferred Stock Shares and the PIPE Warrants. Justin Sun’s father, Weike Sun is the sole shareholder of the Investor and was appointed as a member of the Board in connection with the PIPE Offering.

The conversion price and exercise price and number of shares of Common Stock issuable upon conversion or exercise of the Preferred Stock Shares and the PIPE Warrants, as the case may be is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the conversion price or exercise price. In the event of certain fundamental transactions, the holder of the PIPE Warrants will have the right to receive the Black Scholes Value (as defined in the PIPE Warrants) of its PIPE Warrants calculated pursuant to a formula set forth in the PIPE Warrants, payable in cash. There is no trading market available for the Preferred Stock Shares or the PIPE Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the Preferred Stock Shares or PIPE Warrants on any securities exchange or nationally recognized trading system.

Dominari Securities, LLC acted as placement agent (the “Placement Agent”) in connection with the PIPE Offering, pursuant to that certain Placement Agency Agreement, dated as of June 16, 2025, between the Company and the Placement Agent, pursuant to which the Company paid the Placement Agent for certain out-of-pocket expenses, including for reasonable expenses and legal fees of $50,000.

In addition, pursuant to an Advisory Agreement with an entity associated with American Ventures (the investor in the previously disclosed May 2025 Series A preferred stock offering) (the “American Ventures Agreement”), the Company issued a warrant to American Ventures (the “American Ventures Warrants”) with substantially the same terms as the PIPE Warrants except that the American Ventures Warrants are exercisable for five years and do not reference the Securities Purchase Agreement.

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Nasdaq Listing Rule 5635

Our Common Stock is listed for trading on The Nasdaq Capital Market (“Nasdaq”). Nasdaq Listing Rule 5635(b) requires a company with securities listed on the Nasdaq to obtain stockholder approval if the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) could result in a change of control of the Company. Nasdaq defines a “change of control” as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of Common Stock or voting power and such ownership or voting power would be the largest ownership position. The Investor, as a result of its ownership of the Preferred Stock Shares, has the ability to acquire 20% or more of the outstanding shares of Common Stock and such ownership position will be the Company’s largest. In addition, Nasdaq Listing Rule 5635(d) requires a company with securities listed on the Nasdaq to obtain stockholder approval if the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) is for less than book or market value equaling 20% or more of the Common Stock or 20% or more of the voting power outstanding as measured by the lower of the last closing price of the stock immediately preceding the signing of the binding agreement and the average Nasdaq Official Closing Price for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). The Investor, as a result of its ownership of the Preferred Stock Shares, has the ability to acquire 20% or more of the outstanding shares of Common Stock at a price lower than the Minimum Price.

We have received stockholder approval of the Change of Control and 20% Issuance, the effectiveness of which is contingent on the filing of this Information Statement with the Securities and Exchange Commission and further notification of our stockholders of such action by means of furnishing to each stockholder this Information Statement.

Effect of Approval of the Change of Control and 20% Issuance on Our Stockholders

Based on the up to 420,000,000 shares of Common Stock that are issuable pursuant to the Securities Purchase Agreement, there may be significant dilution to our stockholders’ ownership, voting power and right to participate in dividends or other payments from future earnings, if any, and may cause a decline in the market price of our Common Stock. A decline in our market price could impair our ability to raise funds in additional equity or debt financings.

In addition to the foregoing, the increase in the number of shares of Common Stock issued in connection with the conversion of the Series B Preferred Stock and/or exercise of the PIPE Warrants may have an incidental anti-takeover effect in that the additional shares of Common Stock issued could dilute the stock ownership of parties seeking to obtain control of the Company. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions. However, we currently know of no specific effort to accumulate our securities or to gain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Notwithstanding the foregoing, we believe the benefits of the effectiveness of the approval of the Change of Control and 20% Issuance exceed the potential dilutive effects and related risks described above. Our ability to succeed on our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. The PIPE Offering raised gross proceeds of $100 million in the form of the Consideration Tokens and we believe the ownership of the Consideration Tokens will generate value for our stockholders.

APPROVAL OF THE CHARTER AMENDMENT

Our Articles of Incorporation authorize us to issue up to 100,000,000 shares of Common Stock. Our Board of Directors and Consenting Stockholders have approved the Charter Amendment to increase our authorized capitalization to 1,000,000,000 shares of Common Stock. As of the Record Date, there were 17,833,610 shares of Common Stock outstanding.

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Purpose of the Charter Amendment

As discussed above in the discussion of the Change of Control and 20% Issuance, we may be required to issue part of the additional authorized Common Stock resulting from the increase in the number of our authorized shares of Common Stock upon conversion of the Series B Preferred Stock and the exercise of the PIPE Warrants. Except as we may be required to do so upon conversion of the Series B Preferred Stock and the exercise of the PIPE Warrants, we have no other current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized common shares resulting from the increase in the number of our authorized shares of Common Stock.

Possible Anti-Takeover Effects of the Proposed Increase in Authorized Capital Stock

The increase in authorized capital with respect to the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our Company without further action by our stockholders. Authorized and unissued shares of common stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

While the Charter Amendment may have anti-takeover ramifications, our Board of Directors believes that the reasons for such Charter Amendment set forth above outweigh any disadvantages. To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors, enabling the Board of Directors to consider the proposed transaction in a manner that best serves our stockholders’ interests. The Charter Amendment has not been made in response to, and is not being presented to deter, any effort to obtain control of us.

No Pre-Emptive Rights

Holders of our Common Stock do not have any pre-emptive or similar rights to acquire or subscribe for or purchase any additional shares of any class of capital stock that may be issued in the future and, therefore, future issuances of our Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

No Dissenters’ Rights

In connection with the approval of the increase to the number of our authorized shares of Common Stock, you and our other stockholders will not have a right to dissent and obtain payment for their shares under the NRS or our Articles of Incorporation or Bylaws, as amended.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 9, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 13, 2025, January 28, 2025, May 28, 2025, June 16, 2025, June 20, 2025; and

●	The description of our common stock, par value $0.0001 per share contained in our Registration Statement on Form 8-A, filed with the SEC on August 2, 2023, as updated by “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any amendment or report filed for the purpose of updating such description.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement, from the SEC at its website, www.sec.gov, or by writing or telephoning us at the following address:

SRM Entertainment, Inc.

941 W. Morse Blvd. Suite 100

Winter Park, FL 32789

Telephone: 407-230-8100

CONCLUSION

As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the actions adopted by the Board of Directors and the Consenting Stockholders. Your consent to the approval of the actions is not required and is not being solicited in connection herewith. This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors,

Richard Miller
Chief Executive Officer

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